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                                                                    Exhibit 10.9

                            THIRD AMENDMENT AGREEMENT

                  THIRD AMENDMENT AGREEMENT, dated as of December 19, 2003 (this "Third Amendment"), to the Amended and Restated Receivables Loan and Security Agreement, dated as of April 30, 2002, among Silverleaf Finance I, Inc. (the "Borrower"), Silverleaf Resorts, Inc. ("SRI"), as Servicer, Autobahn Funding Company LLC, as lender (the "Lender"), DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, as agent (the "Agent"), U.S. Bank Trust National Association , as Agent's Bank, and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (as the same may have been amended, supplemented, modified or restated prior to the effectiveness hereof in accordance with its terms, including by that certain First Amendment to Amended and Restated Receivables Loan and Security Agreement dated as of August 6, 2002, and that Second Amendment and Waiver Agreement dated as of June 19, 2003, the "Existing RLSA"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Existing RLSA, as amended hereby (as so amended, and as otherwise amended, supplemented, modified or restated from time to time in accordance with its terms, the "Amended RLSA").

                  WHEREAS, the parties hereto have agreed to amend certain provisions of the Existing RLSA on the terms and subject to the conditions herein set forth;

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO THE EXISTING RLSA

                  1.1 Section 1.01 of the Existing RLSA is hereby amended by adding the following additional defined terms in appropriate alphabetical order:

                           "Advance Rate" means, with respect to any credit
                  facility to which SRI is a party (other than the Heller Credit Facilities), a fraction (expressed as a percentage), the numerator of which is the aggregate amount of credit or other funds available to SRI or any Affiliate thereof (whether directly or indirectly) under such credit facility (including, without limitation, any subordinated or term Debt as well as revolving Debt), and the denominator of which is equal to the aggregate outstanding principal balance of all Receivables required to be pledged or sold by SRI or any Affiliate thereof to any lenders or purchasers in order to receive the full amount of such credit.

                           "Distribution" means, with respect to SRI: (a) the
                  payment or making of any dividend or other distribution of any funds or other property with respect to capital stock (or with respect to any options or warrants for, or other rights with

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                  respect to, such stock) of such corporation, other than
                  distributions of capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock, options or warrants) of such corporation

                           "Heller Credit Facilities" means the loans made
                  pursuant to the Amended and Restated Receivables Loan and Security Agreement dated September 1, 1999 between SRI and Heller Financial Inc. ("Heller") and the Second Amended and Restated Inventory Loan and Security Agreement dated March 1, 2001 between SRI and Heller.

                           "Restricted Payment" means any payment or prepayment
                  of principal of, premium, if any, or interest, fees or other charges on or with respect to, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment or any claim for rescission with respect to, any Debt other than Debt (including interest, fees and charges related thereto) arising pursuant to the terms of the Revolving Credit Facilities as in effect on the Third Amendment Agreement Date.

                           "Revolving Credit Facilities" means the revolving
                  credit facilities listed on the attached Schedule IX together with the availability thereunder as of the Third Amendment Agreement Date, provided that, upon the replacement of any Revolving Credit Facility by a new revolving credit facility as contemplated by Section 7.01(q) hereof, such new revolving credit facility shall be included in the term "Revolving Credit Facilities", instead of the replaced facility.

                           "Third Amendment Agreement Date" means December 19,
                  2003.

                  1.2 The definition of "Borrowing Limit" in Section 1.01 of the Existing RLSA is hereby amended and restated to read in its entirety as follows:

                           "Borrowing Limit" means (i) $100,000,000 prior to the
                  Third Amendment Agreement Date, (ii) $85,000,000 on and after the Third Amendment Agreement Date, and prior to March 31, 2005, and (iii) $75,000,000 on and after March 31, 2005;
                  provided, that "Borrowing Limit" shall mean $50,000,000 immediately upon and after the occurrence of the closing or closings with respect to one or more Securitizations; provided, further, that at all times, on or after the Early Amortization Commencement Date, the Borrowing Limit shall mean the aggregate outstanding amount of the Loans; and provided further, that at all times on or after the Facility Maturity Date, the Borrowing Limit shall mean $0 (zero Dollars). The parties hereto agree, in clarification of the immediately foregoing definition, that the commercial paper conduit program provided by Textron Financial Corporation to Silverleaf Finance II, Inc. in an amount exceeding $66,000,000, dated on or around December 19, 2003, and contemplated by the Third Amendment Agreement relating to this Agreement, shall not constitute a Securitization.

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                  1.3 The definition of "Capital Limit" in Section 1.01 of the
Existing RLSA is hereby amended by inserting the following sentence at the end of such definition:

                  The parties hereto agree, in clarification of, but without limiting, the immediately foregoing definition, that the Capital Limit and the use of such term with respect to (i) calculating the Borrowing Base Deficiency, (ii) the Lender's obligation to make any Loan pursuant to Section 2.01 hereof,
                  (iii) the Servicer's obligation to direct payments to the Agent for the account of the Lender pursuant to Section 2.05(b), (iv) the Borrower's obligation to make borrower deficiency payments pursuant to Section 2.05(e), (v) the conditions precedent to Borrowings set forth in Sections 3.02(b) and (c)(iii) or (vi) the occurrence of an Event of Default pursuant to Section 7.01(a) and (e) shall immediately take account of any reduction in the Capital Limit arising from a reduction of the Net Eligible Receivables Balance related to any reduction of any percentage used to calculate the Net Eligible Receivables Balance, whether due to the passing of time or any other event or occurrence.

                  1.4 The definition of "Facility Maturity Date" in Section 1.01 of the Existing RLSA is hereby amended and restated to read in its entirety as follows:

                           "Facility Maturity Date" means March 31, 2006.

                  1.5 The definitions "Put", "Put Date" and "Put Payment" in
Section 1.01 of the Existing RLSA are each hereby deleted in their entirety.

                  1.6 The language and punctuation ", the Put Date" is hereby deleted in each of Sections 2.01, 2.02(a) and 2.02(d) of the Existing RLSA.

                  1.7 Section 2.17 of the Existing RLSA is deleted in its entirety.

                  1.8 Article IV of the Existing RLSA is hereby amended by inserting the following Section 4.02 at the end of such Article IV:

                           4.02 Representations and Warranties of the Borrower
                  and the Servicer as of the Third Amendment Agreement Date. Each of the Servicer and the Borrower (each as to itself) hereby represents and warrants, as of the Third Amendment Agreement Date, that attached hereto as Schedule IX is a true and complete list of all of the revolving credit facilities of the Servicer, other than the Servicer's revolving credit facility with Heller Financial, Inc., together with the amount of the availability pursuant to each such revolving credit facility as of the Third Amendment Agreement Date.

                  1.9 Section 6.12 of the Existing RLSA is hereby amended by inserting the following subsection 6.12(f) at the end of such Section 6.12:

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                           (f) As soon as available and no later than twenty
                  days after the end of each calendar month in each fiscal year of the Borrower, SRI shall deliver to the Lender and the Agent two copies of:

                                    (i) an unaudited balance sheet of the
                           Borrower as of the end of such calendar month setting forth in comparative form the corresponding figures for the most recent year-end for which an audited balance sheet, if any, has been prepared, which balance sheet shall be prepared and presented in accordance with GAAP and shall be certified by the financial vice president, treasurer, chief financial officer or controller of the Borrower as fairly presenting the financial condition of the Borrower; and

                                    (ii) unaudited statements of income and cash
                           flow of the Borrower for such calendar month, in each case and for the portion of the fiscal year ending with such calendar month setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments), which such statements shall be prepared and presented in accordance with GAAP and shall be certified by the financial vice president, treasurer, chief financial officer or controller of the Borrower as fairly presenting the financial condition of the Borrower.

                  1.10 Section 7.01 of the Existing RLSA is hereby amended by deleting subsection 7.01(q) and inserting in its place the following:

                           (q) the aggregate availability pursuant to SRI's
                  combined Revolving Credit Facilities shall be reduced by an amount in excess of 15% of such aggregate availability as of the Third Amendment Agreement Date without the prior written consent of the Agent (the parties hereto agreeing, in clarification of this subsection 7.01(q), that no facility provided by the Agent or the Lender shall be included in the calculation of aggregate availability pursuant to SRI's combined Revolving Credit Facilities or the reduction of such availability); provided, that each Revolving Credit Facility may be replaced by a substantially similar revolving credit facility of at least the same term which (i) results in the aggregate availability under the Revolving Credit Facilities after such replacement being maintained at, or increased from, the level in effect immediately prior to such replacement and
                  (ii) does not result in a decrease in the aggregate amount of the lenders' commitments pursuant to the Revolving Credit Facilities after giving effect to such replacement;

                           (r) SRI shall make any Restricted Payment other than
                  (1) any contractually-obligated term loan prepayments, including, without limitation, term loan prepayment funded by way of advances under the Revolving Credit Facilities, (2) its contractually-obligated regularly scheduled interest payments, including such payments pursuant to the commercial paper conduit program provided by Textron Financial Corporation to Silverleaf Finance II, Inc. dated on

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                  or around December 19, 2003, and (3) its non-accelerated
                  principal installment payments, to the extent applicable, subject to the terms of any subordination agreements and subordination provisions pertaining thereto and provided, however, that SRI may prepay any Heller Credit Facilities with a facility in an aggregate principal amount equal to the amount outstanding under such Heller Credit Facility at the time of such prepayment;

                           (s) the Advance Rate with respect to any credit
                  facility (other than the Heller Credit Facilities and the facility evidenced by this Agreement and the other Transaction Documents) to which SRI or any Affiliate thereof is a party shall be less than 75%; or

                           (t) SRI shall directly or indirectly declare or make,
                  or incur any liability to make, any Distribution.

                  1.11 Schedule VI to the Existing RLSA is hereby amended and restated to read in its entirety as set forth in Schedule VI to this Third Amendment.

                  1.12 The Existing RLSA is hereby amended by attaching a
Schedule IX thereto to read in its entirety as set forth in Schedule IX to this Third Amendment.

         SECTION 2. CONDITIONS TO EFFECTIVENESS

                  This Third Amendment shall be effective upon:

                  (1) the delivery to the Agent of counterparts hereof executed by each of the parties hereto;

                  (2) the payment by the Borrower of an extension fee of $500,000 to the Agent, for the benefit of the Lender, which fee is fully-earned as of the date hereof, is non-refundable for any reason whatsoever, constitutes compensation for services and does not constitute interest or a charge for the use of money

                  (3) the delivery to the Agent of evidence satisfactory to the Agent that (x) Silverleaf Finance II, Inc. shall have entered into a commercial paper conduit program with Textron Financial Corporation in a principal amount exceeding $66,000,000 and (y) SRI shall have entered into amendments to SRI's Revolving Credit Facilities with Sovereign Bank and Textron Financial Corporation extending the commitment period of each such Revolving Credit Facility to at least March 31, 2006; and

                  (4) the payment to Kaye Scholer LLP of all outstanding legal fees related to its representation of the Lender and the Agent in connection with this Third Amendment and/or the Existing RLSA.

         SECTION 3. MISCELLANEOUS

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                  3.1 The Borrower and SRI each hereby certifies that the
representations and warranties set forth in Article IV of the Amended RLSA (and any other representations and warranties made by the Borrower or SRI in the Amended RLSA) are true and correct on the date hereof with the same force and effect as if made on the date hereof, except to the extent that (i) such representations and warranties speak specifically to an earlier date in which case they shall have been true and correct on such date or (ii) with respect to
Section 4.01(bb) of the Amended RLSA, any inaccuracy has arisen solely due to the increase in the allowance for uncollectible notes in the amount of $28,711,000 recognized during the fiscal quarter of SRI ending March 31, 2003. In addition, the Borrower and SRI each represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no unwaived Early Amortization Event or Event of Default (nor any event that but for notice or lapse of time or both would constitute an unwaived Early Amortization Event or Event of Default) shall have occurred and be continuing as of the date hereof nor shall any unwaived Early Amortization Event or Event of Default (nor any event that but for notice or lapse of time or both would constitute an unwaived Early Amortization Event or Event of Default) occur due to this Third Amendment becoming effective, (b) the Borrower and SRI each has the corporate power and authority to execute and deliver this Third Amendment and has taken or caused to be taken all necessary corporate actions to authorize the execution and delivery of this Third Amendment, and (c) no consent of any other person (including, without limitation, shareholders or creditors of the Borrower or SRI), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Third Amendment other than such that have been obtained.

                  3.2 The Amended RLSA is hereby ratified and confirmed in all respects and remains in full force and effect in accordance with its terms.

                  3.3 All references in the Amended RLSA to "this Agreement" and "herein" and all references to the Existing RLSA in the documents executed in connection with the Existing RLSA shall mean the Amended RLSA.

                  3.4 This Third Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Third Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Third Amendment.

                  3.5 The Borrower hereby agrees to pay all costs and expenses incurred by the Lender and the Agent in connection with this Third Amendment including, without limitation, the fees and expenses of Kaye Scholer LLP, counsel to the Lender and the Agent.

                  0.1 THIS THIRD AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Third Amendment as of the date first above written.

                                       SILVERLEAF FINANCE I, INC.

                                       By:  /s/ HARRY J. WHITE, JR.
                                           -------------------------------------
                                           Name:  Harry J. White, Jr.
                                           Title: CFO

                                       SILVERLEAF RESORTS, INC.

                                       By:  /s/ HARRY J. WHITE, JR.
                                           -------------------------------------
                                           Name:  Harry J. White, Jr.
                                           Title: CFO

                                       DZ BANK AG DEUTSCHE ZENTRAL -
                                       GENOSSENSCHAFTSBANK, FRANKFURT AM
                                       MAIN, as Agent


                                       By: /s/ PATRICK PREECE
                                           -------------------------------------
                                           Name:  Patrick Preece
                                           Title: Vice President

                                       By:  /s/ RICHARD J. WISNIEWSKI
                                           -------------------------------------
                                           Name:  Richard J. Wisniewski
                                           Title: Vice President

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                                       AUTOBAHN FUNDING COMPANY LLC

                                       By: DZ Bank AG Deutsche Zentral -
                                           Genossenschaftsbank, Frankfurt Am
                                           Main, its attorney-in-fact

                                       By: /s/ PATRICK PREECE
                                          --------------------------------------
                                           Name:   Patrick Preece
                                           Title:  Vice President

                                       By: /s/ RICHARD J. WISNIEWSKI
                                          --------------------------------------
                                           Name:   Richard J. Wisniewski
                                           Title:  Vice President

                                       U.S. BANK TRUST NATIONAL ASSOCIATION

                                       By: /s/ IGNAZIO TANBARELLO
                                          --------------------------------------
                                           Name:   Ignazio Tanbarello
                                           Title:  Assistant Vice President

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION

                                       By: /s/ SUE DIGNAN
                                          --------------------------------------
                                           Name:   Sue Dignan
                                           Title:  Assistant Vice President

List of Exhibits and Schedules to Agreement:

Schedule VI       Net Eligible Receivables Balance
Schedule IX                Revolving Credit Facilities

                                      IX-1